                                                                    EXHIBIT 99.3

                          AGREEMENT AND PLAN OF MERGER

                                      among

                        Millennium Pharmaceuticals, Inc.

                                    ANM, Inc.

                                       and

                                 Leukosite, Inc.


                                October 14, 1999

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I THE MERGER.........................................................1
      Section 1.01  Effective Time of the Merger.............................1
      Section 1.02  Closing..................................................2
      Section 1.03  Effects of the Merger....................................2
      Section 1.04  Directors and Officers...................................2

ARTICLE II CONVERSION OF SECURITIES..........................................2
      Section 2.01  Conversion of Capital Stock..............................2
      Section 2.02  Exchange of Certificates.................................3

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY....................6
      Section 3.01  Organization of the Company..............................6
      Section 3.02  The Company Capital Structure............................7
      Section 3.03  Authority; No Conflict; Required Filings and Consents....8
      Section 3.04  SEC Filings; Financial Statements........................9
      Section 3.05  No Undisclosed Liabilities..............................10
      Section 3.06  Absence of Certain Changes or Events....................10
      Section 3.07  Taxes...................................................11
      Section 3.08  Properties..............................................12
      Section 3.09  Intellectual Property...................................12
      Section 3.10  Preclinical Testing and Clinical Trials.................14
      Section 3.11  Agreements, Contracts and Commitments...................14
      Section 3.12  Litigation..............................................15
      Section 3.13  Environmental Matters...................................15
      Section 3.14  Employee Benefit Plans..................................16
      Section 3.15  Compliance With Laws....................................17
      Section 3.16  Certain Regulatory Matters..............................18
      Section 3.17  Tax Matters.............................................18
      Section 3.18  Registration Statement; Proxy Statement/Prospectus......18
      Section 3.19  Labor Matters...........................................19
      Section 3.20  Insurance...............................................19
      Section 3.21  No Existing Discussions.................................19
      Section 3.22  Opinion of Financial Advisor............................20
      Section 3.23  Section 203 of the DGCL Not Applicable..................20

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB.................20
      Section 4.01  Organization of Parent and Sub..........................20
      Section 4.02  Parent Capital Structure................................20
      Section 4.03  Authority; No Conflict; Required Filings and Consents...21

      Section 4.04  SEC Filings; Financial Statements.......................22
      Section 4.05  No Undisclosed Liabilities..............................22
      Section 4.06  Absence of Certain Changes or Events....................23
      Section 4.07  Litigation..............................................23
      Section 4.08  Compliance With Laws....................................23
      Section 4.09  Tax Matters.............................................23
      Section 4.10  Registration Statement; Proxy Statement/Prospectus......23
      Section 4.11  Operations of Sub.......................................24
      Section 4.12  Opinion of Financial Advisor............................24

ARTICLE V CONDUCT OF BUSINESS...............................................24
      Section 5.01  Covenants of the Company................................25
      Section 5.02  Cooperation.............................................27
      Section 5.03  Confidentiality.........................................27

ARTICLE VI ADDITIONAL AGREEMENTS............................................27
      Section 6.01  No Solicitation.........................................27
      Section 6.02  Proxy Statement/Prospectus; Registration Statement......29
      Section 6.03  Nasdaq Quotation........................................30
      Section 6.04  Access to Information...................................30
      Section 6.05  Stockholders Meetings...................................30
      Section 6.06  Legal Conditions to Merger..............................31
      Section 6.07  Public Disclosure.......................................32
      Section 6.08  Tax-Free Reorganization.................................32
      Section 6.09  Affiliate Agreements....................................32
      Section 6.10  Nasdaq Listing..........................................33
      Section 6.11  Stock Plans and Warrants................................33
      Section 6.12  Brokers or Finders......................................34
      Section 6.13  Indemnification.........................................34
      Section 6.14  Notification of Certain Matters.........................35
      Section 6.15  Comfort Letters from the Company's Accountants..........35
      Section 6.16  Stockholder Litigation..................................35
      Section 6.17  Relationship with Partners..............................35
      Section 6.18  Employee Matters........................................35
      Section 6.19  Board Representation....................................37
      Section 6.20  401(k) Plan.............................................38

ARTICLE VII CONDITIONS TO MERGER............................................38
      Section 7.01  Conditions to Each Party's Obligation To Effect
                    the Merger..............................................38
      Section 7.02  Additional Conditions to Obligations of Parent and Sub..39
      Section 7.03  Additional Conditions to Obligations of the Company.....40

ARTICLE VIII TERMINATION AND AMENDMENT......................................40

      Section 8.01  Termination.............................................40
      Section 8.02  Effect of Termination...................................42
      Section 8.03  Fees and Expenses.......................................42
      Section 8.04  Amendment...............................................44
      Section 8.05  Extension; Waiver.......................................44

ARTICLE IX MISCELLANEOUS....................................................44
      Section 9.01  Nonsurvival of Representations, Warranties
                    and Agreements..........................................45
      Section 9.02  Notices.................................................45
      Section 9.03  Interpretation..........................................46
      Section 9.04  Counterparts............................................46
      Section 9.05  Entire Agreement; No Third Party Beneficiaries..........46
      Section 9.06  Governing Law...........................................46
      Section 9.07  Other Remedies; Specific Performance....................46
      Section 9.08  Assignment..............................................47
      Section 9.09  Severability............................................47
      Section 9.10  WAIVER OF JURY TRIAL....................................47
      Section 9.11  Elimination of Parent Voting Proposal...................47

                             TABLES OF DEFINED TERMS

                                                              Cross Reference
Terms                                                           in Agreement
-----                                                           ------------

Acquisition Proposal......................................... Section 6.01(a)

Affiliate.................................................... Section 6.10

Affiliate Agreement.......................................... Section 6.10

Agreement.................................................... Preamble

Agreement of Merger.......................................... Section 1.01

Alternative Transaction...................................... Section 8.03(g)

Antitrust Laws............................................... Section 6.06(b)

Bankruptcy and Equity Exception.............................. Section 3.03(a)

Blue Sky..................................................... Section 7.02(d)

Certificates................................................. Section 2.02(b)

Closing...................................................... Section 1.02

Closing Date................................................. Section 1.02

Code......................................................... Preamble

Company Balance Sheet ....................................... Section 3.04(b)

Company Common Stock ........................................ Section 2.01(b)

Company Disclosure Schedule ................................. Article III

Company Employee Plans ...................................... Section (a)

Company Material Adverse Effect ............................. Section 3.01

Company Material Contract ................................... Section 3.10

Company Meeting ............................................. Section 3.16

Company ..................................................... Section 3.02(b)

Company Rights .............................................. Section 3.02(b)

Company Rights Plan.......................................... Section 3.02(b)

Company SEC Reports ......................................... Section 3.04(a)

Company Stock Plans ......................................... Section 3.02(a)

Company Voting Agreements.................................... Preamble

Company Voting Proposal ..................................... Section 6.05(a)

Confidentiality Agreement.................................... Section 5.04

Constituent Corporations..................................... Section 1.03

Exchange Ratio............................................... Section 2.01(c)

Effective Time............................................... Section 1.01

Environmental Law............................................ Section 3.12(c)

ERISA........................................................ Section 3.13(a)

ERISA Affiliate.............................................. Section 3.13(a)

Exchange Act................................................. Section 3.03(c)

Exchange Agent............................................... Section 2.02(a)

Exchange Fund................................................ Section 2.02(a)

Governmental Entity.......................................... Section 3.03(c)

Hazardous Substance.......................................... Section 3.12(c)

HSR Act...................................................... Section 3.03(c)

Indemnified Parties.......................................... Section 6.14(a)

IRS.......................................................... Section 3.07(b)

Joint Proxy Statement........................................ Section 3.16

Leases....................................................... Section 3.08

Merger....................................................... Preamble

Order........................................................ Section 6.06(b)

Outside Date................................................. Section 8.01(b)

Parent Balance Sheet......................................... Section 4.04(b)

Parent Common Stock.......................................... Section 2.01(b)

Parent Disclosure Schedule................................... Article IV

Parent Employee Plans........................................ Section 4.13(a)

Parent Material Adverse Effect............................... Section 4.01

Parent Material Contracts.................................... Section 4.10

Parent Meeting............................................... Section 3.16

Parent SEC Reports........................................... Section 4.04(a)

Parent Stock Plans........................................... Section 4.02(a)

Parent Voting Proposal....................................... Section 6.05(b)

Registration Statement....................................... Section 3.16

Rule 145..................................................... Section 6.10

SEC.......................................................... Section 3.03(c)

Securities Act............................................... Section 3.03(c)

Stockholder Stock Option Agreement........................... Preamble

Subsidiary................................................... Section 3.01

Superior Proposal............................................ Section 6.01(a)

Surviving Corporation........................................ Section 1.03(a)

Tax.......................................................... Section 3.07(a)

Taxes........................................................ Section 3.07(a)

Third Party.................................................. Section 8.03(g)

                         AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of October 14, 1999, by and among Millennium Pharmaceuticals, Inc., a Delaware corporation ("Parent"), ANM, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Parent ("Sub"), and Leukosite, Inc., a Delaware corporation (the "Company").

      WHEREAS, the Boards of Directors of Parent and the Company deem it advisable and in the best interests of each corporation and its respective stockholders that Parent and the Company combine in order to advance the long-term business interests of Parent and the Company;

      WHEREAS, the combination of Parent and the Company shall be effected by the terms of this Agreement through a merger of Sub into the Company, as a result of which the stockholders of the Company will become stockholders of Parent (the "Merger");

      WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement of the willingness of Parent to enter into this Agreement, certain stockholders of the Company have executed Voting Agreements in favor of Parent in the form attached hereto as Exhibit A (the "Stockholder Voting Agreement"), pursuant to which such stockholders have agreed to vote and to give Parent a proxy to vote all of the shares of capital stock of the Company that such stockholders own; and

      WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

      NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

      Section 1.01 Effective Time of the Merger. Subject to the provisions of this Agreement, a certificate of merger in such form as is required by the relevant provisions of the Delaware General Corporation Law ("DGCL") (the "Certificate of Merger") shall be duly executed and acknowledged by the Surviving Corporation (as defined in Section 1.03) and thereafter delivered to the Secretary of State of the State of Delaware for filing, as soon as practicable on the Closing Date (as defined in Section 1.02). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is established by Parent and the Company and set forth in the Certificate of Merger (the "Effective Time").

      Section 1.02 Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m., Boston time, on a date to be specified by Parent and the Company (the "Closing Date"), which shall be no later than the fifth business day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing), at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, unless another date, place or time is agreed to in writing by Parent and the Company.

      Section 1.03 Effects of the Merger. At the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into the Company (Sub and the Company are sometimes referred to below as the "Constituent Corporations" and the Company following the Merger is sometimes referred to below as the "Surviving Corporation"), and (ii) the Bylaws of Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation. The Merger shall have the effects set forth in Section 259 of the DGCL.

      Section 1.04 Directors and Officers. The directors and officers of Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

      Section 2.01 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company or capital stock of Sub:

      (a) Capital Stock of Sub. Each issued and outstanding share of the capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock of the Surviving Corporation.

      (b) Cancellation of Treasury Stock and Parent-Owned Stock. All shares of common stock, $.01 par value per share, of the Company ("Company Common Stock") that are owned by the Company as treasury stock or by any wholly-owned Subsidiary (as defined in Section 3.01) of the Company and any shares of Company Common Stock owned by Parent, Sub or any other wholly-owned Subsidiary of Parent shall be cancelled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor. Any shares of Common Stock, $.001 par value per share, of Parent ("Parent Common Stock") owned by the Company shall be unaffected by the Merger.

      (c) Exchange Ratio for Company Common Stock. Subject to Section 2.02, each issued and outstanding share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.01(b)), shall be converted into the right to receive a number of shares of Parent Common Stock as is equal to (x) one times (y) the Exchange Ratio (as defined below). The "Exchange Ratio" shall be .4296. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares or rights shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.02, without interest.

      (d) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring after the date hereof and prior to the Effective Time.

      Section 2.02 Exchange of Certificates. The procedures for exchanging outstanding shares of Company Common Stock for Parent Common Stock pursuant to the Merger are as follows:

      (a) Exchange Agent. As of the Effective Time, Parent shall deposit with a bank or trust company designated by Parent (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Section 2.02, through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Common Stock and cash in an amount sufficient to make payments required pursuant to Section 2.02(e) (such shares of Parent Common Stock and such cash being hereinafter referred to as the "Exchange Fund").

      (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted pursuant to Section 2.01 into the right to receive shares of Parent Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock (plus cash in lieu of fractional shares, if any, of Parent Common Stock and any dividends or distributions as provided below). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common

Stock which such holder has the right to receive pursuant to the provisions of this Article II plus cash in lieu of fractional shares pursuant to Section 2.02(e) and any dividends or distributions pursuant to Section 2.02(c), and the Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock plus cash in lieu of fractional shares pursuant to
Section 2.02(e) and any dividends or distributions pursuant to Section 2.02(c) may be issued or paid to a person other than the person in whose name the Certificate so surrendered is registered, if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock plus cash in lieu of fractional shares pursuant to Section 2.02(e) and any dividends or distributions pursuant to Section 2.02(c) as contemplated by this Section 2.02.

      (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to subsection (e) below until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to subsection (e) below and the amount of dividends or other distributions with a record date after the Effective Time with respect to such whole shares of Parent Common Stock with a payment date on or prior to such time of surrender, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

      (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (together with any cash or other distributions paid pursuant to subsection (e) of this Section 2.02) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this
Article II.

      (e) No Fractional Shares. No certificate or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Parent. Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Parent Common Stock multiplied by the average of the last reported sales prices of Parent Common Stock, as reported on the Nasdaq National Market, during the ten consecutive trading days ending on the last trading day prior to the Closing Date.

      (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the stockholders of the Company for 180 days after the Effective Time shall be delivered to Parent, upon demand, and any stockholders of the Company who have not previously complied with this Section 2.02 shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

      (g) No Liability. To the extent permitted by applicable law, neither Parent nor the Company shall be liable to any holder of shares of Company Common Stock or Parent Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any shares of Parent Common Stock, and any cash payable to the holder of such Certificate pursuant to this Article II or any dividends or distributions payable to the holder of such Certificate would otherwise escheat to or become the property of any governmental body or authority), any such shares of Parent Common Stock or cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

      (h) Withholding Rights. Each of Parent and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Parent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Parent, as the case may be.

      (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      The Company represents and warrants to Parent and Sub that the statements contained in this Article III are true and correct, except as set forth herein or in the disclosure schedule delivered by the Company to Parent on or before the date of this Agreement (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Article III and the disclosure in any section shall qualify other sections in this Article III only to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections.

      Section 3.01 Organization of the Company. Each of the Company and its Subsidiaries (as defined below), other than L&I Partners, L.P., a Delaware limited partnership ("L&I Partners"), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company and its Subsidiaries, taken as a whole or to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement (a "Company Material Adverse Effect"); provided, however, that for purposes of this Agreement, any adverse change in the stock price of the Company in and of itself, as quoted on the Nasdaq National Market, shall not be taken into account in determining whether there has been or would be a "Company Material Adverse Effect" on or with respect to the Company and its Subsidiaries, taken as a whole. L&I Partners is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite partnership power to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which the failure to be so qualified, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect. Except as set forth in the Company SEC Reports (as defined in Section 3.04) filed prior to the date hereof, neither the Company nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity, excluding securities in any publicly traded company held for investment by the Company and comprising less than five percent (5%) of the outstanding stock of such company. As used in this Agreement, the word "Subsidiary" means, with respect to a party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner or a managing member (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries. Without limiting or modifying the foregoing, and notwithstanding the foregoing definition, L&I Partners shall also be deemed to be a Subsidiary of the Company.

      Section 3.02 The Company Capital Structure.

      (a) The authorized capital stock of the Company consists of 25,000,000 shares of Company Common Stock and 5,000,000 shares of Preferred Stock ("Company Preferred Stock"). As of the date of this Agreement, (i) 14,671,189 shares of Company Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock were held in the treasury of the Company or by Subsidiaries of the Company, and
(iii) no shares of Company Preferred Stock were issued and outstanding. The Company Disclosure Schedule shows the number of shares of Company Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of the date of this Agreement, and the plans under which such options were granted (collectively, the "Company Stock Plans") and sets forth a complete and accurate list of all holders of options outstanding as of the date of this Agreement to purchase shares of Company Common Stock (such outstanding options, the "Company Stock Options") under the Company Stock Plans, indicating the number of shares of Company Common Stock subject to each Company Stock Option, and the exercise price, the date of grant and the expiration date thereof. The Company Disclosure Schedule shows the number of shares of Company Common Stock reserved for future issuance pursuant to warrants or other outstanding rights to purchase shares of Company Common Stock outstanding as of the date of this Agreement (such outstanding warrants or other rights, the "Company Warrants") and the agreement or other document under which such Company Warrants were granted and sets forth a complete and accurate list of all holders of Company Warrants indicating the number and type of shares of Company Common Stock subject to each Company Warrant, and the exercise price, the date of grant and the expiration date thereof. All shares of Company Common Stock are, and all shares of Company Common Stock subject to issuance as specified above are, duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company's Certificate of Incorporation or By-Laws or any agreement to which the Company is a party or is otherwise bound. There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any other capital stock of the Company or any Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. All of the outstanding shares of capital stock or other equity interests of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid and nonassessable and all such shares and other equity interests in any Subsidiary are owned by the Company or another Subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature.

      (b) Except for the Company Stock Plans, the Company Warrants and shares of capital stock and other securities of the Company issuable pursuant to the foregoing, (i) there are no equity securities of any class of the Company or any of its Subsidiaries, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding, and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of or other equity interests in the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the best knowledge of the Company, other than the Stockholder Voting Agreements, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of or other equity interests in the Company or any of its Subsidiaries. Without limiting the foregoing, all rights, contingent or otherwise, of any person to purchase the Company's direct and indirect interests in L & I Partners L.P. have been terminated.

      Section 3.03 Authority; No Conflict; Required Filings and Consents.

      (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company's stockholders under the DGCL. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligations of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

      (b) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of the Company, or the charter, by-laws, or other organizational document of any Subsidiary of the Company, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, or constitute a change in control under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

      (c) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic ("Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, ("HSR Act"),
(ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) the filing of the Joint Proxy Statement (as defined in Section 3.18 below) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and (v) such other consents, licenses, permits, orders, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect. The Company stockholder vote required for the approval of the Company Voting Proposal (as defined below) is the affirmative vote of a majority of the outstanding shares of Company Common Stock on the record date for the Company Meeting (as defined below).

      Section 3.04 SEC Filings; Financial Statements.

      (a) The Company has filed and made available to Parent all forms, reports and documents required to be filed by the Company with the SEC since June 27, 1997 (collectively, the "Company SEC Reports"). The Company SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC. Each of the Company SEC Reports was filed on a timely basis.

      (b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Company SEC Reports (i) complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and (iii) fairly presented or will fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of the Company and its Subsidiaries, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited balance sheet of the Company as of June 30, 1999 is referred to herein as the "Company Balance Sheet."

      Section 3.05 No Undisclosed Liabilities. Except as disclosed in the Company SEC Reports filed prior to the date hereof, and except for normal or recurring liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practices, the Company and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate are reasonably likely to have a Company Material Adverse Effect.

      Section 3.06 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date hereof, since the date of the Company Balance Sheet, the Company and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any event, change or development in the financial condition, results of operations, business, properties or prospects of the Company and its Subsidiaries, taken as a whole that individually or in the aggregate has had, or is reasonably likely to have, a Company Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to the Company or any of its Subsidiaries having a Company Material Adverse Effect; (iii) any material change by the Company in its accounting methods not required pursuant to generally accepted accounting principles, principles or practices to which Parent has not previously consented in writing; (iv) any revaluation by the Company of any of its assets having a Company Material

Adverse Effect; or (v) any other action or event that would have required the consent of Parent pursuant to Section 5.01 of this Agreement had such action or event occurred after the date of this Agreement.

      Section 3.07 Taxes.

      (a) For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all material federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

      (b) The Company and each of its Subsidiaries have (i) filed all federal, state, local and foreign tax returns and reports required to be filed by them prior to the date of this Agreement (taking into account extensions) and all such returns were complete and accurate in all respects, (ii) paid or accrued all Taxes due and payable, whether or not so reflected on such returns or reports, and (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (i), (ii) or (iii) for any such filings, inaccuracies, payments or accruals which are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect. Unpaid Taxes for periods prior to the date hereof do not materially exceed accruals and reserves for Taxes (exclusive of any accruals and reserves for Taxes established to reflect timing differences between book and Tax income) as set forth on the Company Balance Sheet. Neither the Internal Revenue Service (the "IRS") nor any other taxing authority has asserted any claim for Taxes, or to the actual knowledge of the chief executive officer or the chief financial officer of the Company, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect. The Company and each of its Subsidiaries have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected, except for amounts which are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect. There are no liens for Taxes upon the assets of the Company or any of its Subsidiaries (other than liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens which are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect.

      (c) Neither the Company nor any Subsidiary has any actual or potential liability for any Taxes of any person (other than the Company and its Subsidiaries) under Treasury

Regulation Section 1.1502-6 (or any similar provision of federal, state, local or foreign law, or as a transferee or successor, by contract, or otherwise.

      (d) Neither the Company nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of the Company or the Subsidiaries are subject to an election under
Section 341(f) of the Code.

      (e) Neither the Company nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

      (f) Neither the Company nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that will be an "excess parachute payment" under Section 280G of the Code.

      Section 3.08 Properties. The Company Disclosure Schedule sets forth a true and complete list of all real property leased by the Company or its Subsidiaries (collectively "Lease(s)") and the location of the premises. The Company is not in default under any of such leases, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. The Company does not own and has never owned any real property.

      Section 3.09 Intellectual Property.

      (a) The Company Disclosure Schedule sets forth a true and complete list of each of the following items: (1) all patents and applications therefor, including any patent term extensions or supplementary protection certificates, registrations of trademarks (including service marks) and applications therefor, domain names and registrations of copyrights and applications therefor that are owned by the Company or any of its Subsidiaries or that are licensed or sublicensed to the Company or any of its Subsidiaries, (2) all licenses, agreements and contracts relating to Intellectual Property Rights (as defined below) pursuant to which the Company or any of its Subsidiaries are entitled to use any Intellectual Property Rights owned by any third party (the "Third Party Licenses"), other than commercially available, mass marketed shrink-wrap software, and (3) all agreements under which the Company or any of its Subsidiaries has granted any third party the right to use any Intellectual Property Rights.

      (b) The Company and its Subsidiaries exclusively own, or are licensed, sublicensed or otherwise possess legally enforceable rights to use, pursuant to the licenses, agreements and contracts listed in Section 3.09(a)(2) of the Company Disclosure Schedule, all Intellectual Property Rights that are used or necessary to conduct the business of the Company and its Subsidiaries as currently conducted, or would be used or necessary as such business is planned to be conducted, and material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, including without limitation all Intellectual Property Rights used or necessary to conduct the clinical programs for Campath, LDP01, LDP02, LDP977, LDP341 and LDP519 (each of which (the "Ongoing Clinical Programs") is deemed to be material to the Company and its Subsidiaries taken as a whole) and all Intellectual Property Rights that are now used or planned to be used or are necessary to make, use or sell Campath, LDP01, LDP02, LDP977, LDP341 and LDP519 after those products are approved for marketing and sale by the appropriate health regulatory authorities (the "Company Intellectual Property Rights"). For purposes hereof, "Intellectual Property Rights" means all patents, including patent term extensions and supplementary protection certificates, trademarks, trade names, domain names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, domain names, service marks and copyrights, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material.

      (c) The execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any license, sublicense or other agreement relating to the Company Intellectual Property Rights, including any Third Party License.

      (d) All patents, including all patent term extensions and supplementary protection certificates, registered trademarks, service marks and copyrights under which the Company or any of its Subsidiaries holds any rights and which are material to the business of the Company and its Subsidiaries, taken as a whole, are valid and subsisting, and all applications for such patents, trademarks, service marks and copyrights are subsisting and were filed in good faith. The Company and its Subsidiaries have taken reasonable measures to protect the proprietary nature of the Company Intellectual Property Rights that are material to the business of the Company and its Subsidiaries, taken as a whole, and to maintain in confidence all trade secrets and confidential information owned or used by the Company or any of its Subsidiaries and that are material to the business of the Company and its Subsidiaries, taken as a whole. To the knowledge of the Company, no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property Rights.

      (e) None of the activities or business previously or currently conducted by the Company or any of the Subsidiaries or planned to be conducted by the Company or any of the Subsidiaries (including the manufacture, use and sale of the future products which are the subject of Ongoing Clinical Programs for any clinical indications) infringes, violates or constitutes a misappropriation of, any Intellectual Property Rights of any other person or entity. Neither the Company nor any of its Subsidiaries have received any complaint, claim or notice alleging any such infringement, violation or misappropriation, present or future.

      (f) Neither the Company nor any of its Subsidiaries is a party to any agreement under which, following the Closing, a third party would be entitled to receive a license or any other right in or to Intellectual Property Rights of Parent or any of Parent's Affiliates (other than the Company and its Subsidiaries) or which, following the Closing, would restrict or limit the business or operations of Parent or any of its Affiliates (other than the Company and its Subsidiaries).

      Section 3.10 Preclinical Testing and Clinical Trials. The human clinical trials, animal studies and other preclinical tests conducted by the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries has participated, and such studies and tests conducted on behalf of the Company or any of its Subsidiaries, were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, informed consents, procedures and controls generally used by qualified experts in the preclinical or clinical study of products comparable to those being developed by the Company or any of its Subsidiaries. None of the Company, its Subsidiaries or any agent or representative of the Company or any of its Subsidiaries has received any notices or correspondence from the FDA or any other governmental agency requiring the termination, suspension or modification (other than such modifications as are normal in the regulatory process) of any animal studies, preclinical tests or clinical trials conducted by or on behalf of the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries has participated. To the Company's knowledge, no clinical investigator acting for the Company has been or is now, or is threatened to become, the subject of any disbarment or disqualification proceedings by any regulatory agency.

      Section 3.11 Agreements, Contracts and Commitments.

      (a) There are no contracts or agreements that are material contracts (as defined in Item 601(b)(10) of Regulation S-K) with respect to the Company and its Subsidiaries ("Company Material Contracts") other than those Company Material Contracts identified on the exhibit index of the Company's 10-K for the year ended December 31, 1998 or the exhibit index of Forms 10-Q or 8-K filed by the Company subsequent to April 5, 1999 and prior to October 12, 1999. No Company Material Contract has expired by its terms and each Company Material Contract is in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any lease, permit, concession, franchise, license or other contract or agreement to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that, individually or in the aggregate, have not resulted in and are not reasonably likely to result in a Company Material Adverse Effect.

      (b) The Company Disclosure Schedule sets forth a complete list of each contract or agreement to which the Company or any Subsidiary is a party or bound
(i) with any Affiliate of the Company (other than any Subsidiary which is a direct or indirect wholly owned subsidiary of the Company), other than any agreements (A) which are or have been fully performed and under which neither the Company nor any Subsidiary has any continuing right, liability or obligation, (B) that are otherwise disclosed on the Company Disclosure Schedule and marked with a footnote indicating that it is a contract or agreement with an Affiliate of the Company or (C) Stockholder Voting Agreements, or (ii) that includes any non-competition or similar provision imposing any restrictions or undertakings on the Company or any Subsidiary of the Company.

To the Company's knowledge, none of the contracts or agreements referred to in the foregoing clause (ii) would preclude Parent or any of its Affiliates from engaging in any current activities of Parent or such Affiliates or any planned activities of Parent or such Affiliates that Parent has disclosed to the Company. Copies of all the agreements, contract and arrangements set forth in the Company Disclosure Schedule (which shall include all contracts with PaineWebber Incorporated and its affiliates) have heretofore been made available to Parent and such copies are accurate and complete.

      (c) The Company has not borrowed any funds pursuant to its Loan Agreement with Genentech, Inc., dated December 18, 1997. The Limited Partners of L&I Partners have each contributed the same amount to the capital thereof and have not agreed to make contributions to the capital thereof in excess of $10,000,000 in the aggregate.

      Section 3.12 Litigation. Except as described in the Company SEC Reports filed prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation against the Company or any of its Subsidiaries pending or as to which the Company or any of its Subsidiaries has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.

      Section 3.13 Environmental Matters.

      (a) Except as disclosed in the Company SEC Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect: (i) the Company and its Subsidiaries have complied with all applicable Environmental Laws (as defined in Section 3.13(b)); (ii) the properties currently owned or operated by the Company and its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined in Section 3.13(c)); (iii) the properties formerly owned or operated by the Company or any of its Subsidiaries were not contaminated with Hazardous Substances during the period of ownership or operation by the Company or any of its Subsidiaries; (iv) neither the Company nor its Subsidiaries are subject to liability for any Hazardous Substance disposal or contamination on the property of any third party; (v) neither the Company nor any of its Subsidiaries have released any Hazardous Substance; (vi) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of, liable under or have obligations under any Environmental Law; (vii) neither the Company nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity or is subject to any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and (viii) there are no circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claims, liability, obligations, investigations, costs or restrictions on the ownership, use or transfer of any property of the Company or any of its Subsidiaries pursuant to any Environmental Law.

      (b) As used herein, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (A) the protection, investigation or restoration of the environment, health and safety, or natural resources, (B) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

      (c) As used herein, the term "Hazardous Substance" means any substance that is: (A) listed, classified, regulated or which falls within the definition of a "hazardous substance" or "hazardous material" pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead- containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law.

      Section 3.14 Employee Benefit Plans.

      (a) The Company has listed in Section 3.14 of the Company Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of the Company or any of its Subsidiaries or any trade or business (whether or not incorporated) which is or was ever a member of a controlled group of corporations or which is or was ever under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the Code, or any Subsidiary of the Company (together, the "Company Employee Plans").

      (b) With respect to each Company Employee Plan, the Company has furnished or made available to Parent, a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Company Employee Plan,
(iii) each trust agreement and group annuity contract, if any, relating to such Company Employee Plan and (iv) all reports regarding the satisfaction of the nondiscrimination requirements of Sections 410(b), 401(k) and 401(m) of the Code.

      (c) With respect to the Company Employee Plans, no event has occurred, and to the knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company, or any of its Subsidiaries or any ERISA Affiliate, could be subject to any liability that is reasonably likely, individually or in the aggregate to have a Company Material Adverse Effect under ERISA, the Code or any other applicable law.

      (d) With respect to the Company Employee Plans, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of the Company, which obligations are reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect.

      (e) Neither the Company, any Subsidiary of the Company nor any ERISA Affiliate has (i) ever maintained a Company Employee Benefit Plan which was ever subject to Title IV of ERISA or Section 412 of the Code or (ii) ever been obligated to contribute to a multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

      (f) Except as disclosed in Company SEC Reports filed prior to the date of this Agreement, and except as provided for in this Agreement, neither the Company nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of the Company or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, (ii) agreement with any employee of the Company or any of its Subsidiaries providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $100,000 per annum, or
(iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

      (g) Each Company Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the IRS a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied (or has time remaining in which to apply) to the IRS for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype plan for which an IRS opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. The Company has furnished to Parent a copy of the most recent IRS determination or opinion with respect to each such Company Employee Plan and nothing has occurred since the inception of each such Company Employee Plan which could reasonably be expected to cause the loss of the tax-qualified status of any Company Employee Plan subject to Section 401(a) of the Code.

      (h) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by applicable law.

      Section 3.15 Compliance With Laws. The Company and each of its Subsidiaries has complied with, is not in violation of, and has not received any notice alleging any violation with respect to, any foreign, federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect.

      Section 3.16 Certain Regulatory Matters.

      (a) Section 3.16 of the Company Disclosure Schedule sets forth a complete and accurate list of any written communications between the Company or any of its Subsidiaries, on the one hand, and the FDA or any other governmental entity on the other hand that describe matters that could have a material adverse effect on the Company's currently projected sales or revenues attributable to any contemplated compound, product or product line of the Company or its Subsidiaries. The Company has made available to Parent copies of all such documents, as well as copies of all complaints and other information required to be maintained by the Company pursuant to the United States Federal Food, Drug and Cosmetic Act and Comprehensive Drug Abuse Prevention and Control Act of 1970 and the corresponding laws of jurisdictions other than the United States.

      (b) The Company and its Subsidiaries have filed with the FDA and all applicable state and local regulatory bodies for and received approval of all registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations necessary to conduct the business of the Company and its Subsidiaries as currently conducted, the absence of which would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. The Company and its Subsidiaries and, to the Company's knowledge any third party which is a manufacturer for the Company or its Subsidiaries, are in compliance in all material respects with all such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations. The Company is in compliance in all material respect with all material FDA, state and local rules, regulations, guidelines and policies, including, but not limited to, material FDA, state and local rules, regulations and policies relating to good manufacturing practice ("GMP") and good laboratory practice ("GLP"); and the Company has no reason to believe that any party granting any such registration, application, license, request for exemption, permit or other authorization is considering limiting, suspending or revoking the same and knows of no basis for any such limitation, suspension or revocation.

      Section 3.17 Tax Matters. To its knowledge, after consulting with its independent auditors, neither the Company nor any of its Affiliates (as defined in Section 6.10) has taken or agreed to take any action which would prevent the Merger from constituting a transaction qualifying as a reorganization under 368(a) of the Code.

      Section 3.18 Registration Statement; Proxy Statement/Prospectus. The information to be supplied by the Company for inclusion in the registration statement on Form S-4 pursuant to which shares of Parent Common Stock issued in the Merger will be registered under the Securities Act (the "Registration Statement"), shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information to be supplied by the

Company for inclusion in the joint proxy statement/prospectus to be sent to the stockholders of Parent and the Company in connection with the meeting of the Company's stockholders to consider this Agreement and the Merger (the "Company Meeting") and in connection with the meeting of Parent's stockholders (the "Parent Meeting") to consider the issuance of shares of Parent Common Stock pursuant to the Merger (the "Joint Proxy Statement") shall not, on the date the Joint Proxy Statement is first mailed to stockholders of the Company or Parent, at the time of the Company Stockholders' Meeting and the Parent Stockholders' Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meeting or the Parent Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its Affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, the Company shall promptly inform Parent.

      Section 3.19 Labor Matters. Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. Neither the Company nor any of its Subsidiaries is the subject of any proceeding asserting that the Company or any of its Subsidiaries has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization or that, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect, nor is there pending or, to the knowledge of the Company, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.

      Section 3.20 Insurance. All fire and casualty, general liability, business interruption, product liability, clinical trial and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. The Company Disclosure Schedule sets forth the insurance coverages maintained by the Company and a history of any claims paid.

      Section 3.21 No Existing Discussions. As of the date hereof, neither the Company nor any of its Subsidiaries is engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 6.01).

      Section 3.22 Opinion of Financial Advisor. The financial advisor of the Company, PaineWebber Incorporated, has delivered to the Company an opinion dated on or about the date of this Agreement to the effect, as of such date, that the Exchange Ratio is fair to the holders of Company Common Stock from a financial point of view.

      Section 3.23 Section 203 of the DGCL Not Applicable. The Board of Directors of the Company has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the Stockholder Voting Agreements or the consummation of the Merger or the other transactions contemplated by this Agreement or the Stockholder Voting Agreements.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

      Parent and Sub represent and warrant to the Company that the statements contained in this Article IV are true and correct, except as set forth herein or in the disclosure schedule delivered by Parent to the Company on or before the date of this Agreement (the "Parent Disclosure Schedule"). The Parent Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify other paragraphs in this Article IV only to the extent that it is reasonably apparent from a reading of such document that it also qualifies or applies to such other paragraphs.

      Section 4.01 Organization of Parent and Sub. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of Parent and its Subsidiaries, taken as a whole or to have a material adverse effect on the ability of Parent to consummate the transactions contemplated by this Agreement (a "Parent Material Adverse Effect"); provided, however, that for purposes of this Agreement, any adverse change in the stock price of Parent in and of itself, as quoted on the Nasdaq National Market, shall not be taken into account in determining whether there has been or would be a "Parent Material Adverse Effect" on or with respect to Parent and its Subsidiaries, taken as a whole.

      Section 4.02 Parent Capital Structure. As of the date of this Agreement, the authorized capital stock of Parent consists of (i) 100,000,000 shares of Common Stock, $.001 par value ("Parent Common Stock"), and (ii) 5,000,000 shares of Preferred Stock, $.001 par value. As of October 13, 1999, there were issued and outstanding 36,689,903 shares of Parent Common Stock, all of which are validly issued, fully paid and nonassessable, and no shares of Preferred Stock. The Parent Disclosure Schedule shows the number of shares of Parent Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of the date of this Agreement, and the plans under which such options were granted (collectively, the "Parent Stock Plans"). All shares of Parent Common Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable.

      Section 4.03 Authority; No Conflict; Required Filings and Consents.

      (a) Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of Parent and Sub, subject only to the approval of the Parent Voting Proposal (as defined in Section 6.05) by Parent's stockholders. This Agreement has been duly executed and delivered by each of Parent and Sub and constitutes the valid and binding obligation of each of Parent and Sub, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

      (b) The execution and delivery of this Agreement by each of Parent and Sub does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or Bylaws of Parent or Sub,
(ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which Parent or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of its or their properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect.

      (c) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the pre-merger notification report under the HSR Act, (ii) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iv) the filing of the Joint Proxy Statement with the SEC in accordance with the Exchange Act, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, (vi) the approval by the Nasdaq National Market of the listing of the shares of Parent Common Stock to be issued in the transactions contemplated by this Agreement, and (vii) such other consents, licenses, permits, orders, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely, individually or in the aggregate, to have a Parent Material Adverse Effect. The Parent stockholder vote required for the approval of the Parent Voting Proposal (as defined below) is the affirmative vote of the holders of a majority of the shares of Parent Common Stock voted at the Parent Meeting (as defined below) at which a quorum of the holders of the outstanding shares of Parent Common Stock on the record date for the Parent Meeting is present.

      Section 4.04 SEC Filings; Financial Statements.

      (a) Parent has filed all forms, reports and documents required to be filed by Parent with the SEC since January 1, 1998 (collectively, the "Parent SEC Reports"). The Parent SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Parent SEC Reports or necessary in order to make the statements in such Parent SEC Reports, in the light of the circumstances under which they were made, not misleading. None of Parent's Subsidiaries is required to file any forms, reports or other documents with the SEC. Each of Parent's SEC Reports was filed on a timely basis.

      (b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Parent SEC Reports (i) complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and (iii) fairly presented or will fairly present the consolidated financial position of Parent and its Subsidiaries as of the dates and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of Parent and its Subsidiaries, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited balance sheet of Parent as of June 30, 1999 is referred to as the "Parent Balance Sheet".

      Section 4.05 No Undisclosed Liabilities. Except as disclosed in the Parent SEC Reports filed prior to the date hereof, and except for normal or recurring liabilities incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices, Parent and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate, are reasonably likely to have a Parent Material Adverse Effect.

      Section 4.06 Absence of Certain Changes or Events. Except as disclosed in the Parent SEC Reports filed prior to the date hereof, since the date of the Parent Balance Sheet, Parent and its Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any event, change or development in the financial condition, results of operations, business, properties or prospects of Parent and its Subsidiaries, taken as a whole, that, individually or in the aggregate, has had, or is reasonably likely to have, a Parent Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Parent or any of its Subsidiaries having a Parent Material Adverse Effect; (iii) any material change by Parent in its accounting methods not required pursuant to generally accepted accounting principles, principles or practices to which the Company has not previously consented in writing; or (iv) any revaluation by Parent of any of its assets having a Parent Material Adverse Effect.

      Section 4.07 Litigation. Except as described in the Parent SEC Reports filed prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation against Parent pending or as to which Parent has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to have a Parent Material Adverse Effect or a material adverse effect on the ability of Parent to consummate the transactions contemplated by this Agreement.

      Section 4.08 Compliance With Laws. Parent and each of its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Parent Material Adverse Effect.

      Section 4.09 Tax Matters. To its knowledge, after consulting with its independent auditors, neither Parent nor any of its Affiliates has taken or agreed to take any action which would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

      Section 4.10 Registration Statement; Proxy Statement/Prospectus. The information in the Registration Statement (except for information supplied by the Company for inclusion in the Registration Statement, as to which Parent makes no representation and which shall not constitute part of a Parent SEC Report for purposes of this Agreement) shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information (except for information to be supplied by the Company for inclusion in the Joint Proxy Statement, as to which Parent makes no representation) in the Joint Proxy Statement shall not, on the date the Joint Proxy Statement is first mailed to stockholders of Parent or the Company, at the time of the Parent Meeting and the Company Meeting and at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Meeting or the Company Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Parent or any of its Affiliates, officers or directors should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Parent shall promptly inform the Company.

      Section 4.11 Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

      Section 4.12 Opinion of Financial Advisor. The financial advisor of Parent, BancBoston Robertson Stephens Inc., has delivered to Parent an opinion dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio was fair to Parent from a financial point of view.

                                    ARTICLE V

                               CONDUCT OF BUSINESS

      Section 5.01 Covenants of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees as to itself and its Subsidiaries (except to the extent that Parent shall otherwise consent in writing), to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes and perform other obligations when due subject to good faith disputes over such debts, Taxes or obligations, and, to the extent consistent with such business, use commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it; provided, however, that the Company shall not be obligated to increase the compensation of or otherwise make additional payments to such persons. Except as expressly contemplated by this Agreement or set forth in the Company Disclosure Schedule, the Company shall not (and shall not permit any of its Subsidiaries to), without the written consent of Parent:

      (a) Accelerate, amend or change the period of exercisability of any Company Warrant or any outstanding option or restricted stock granted under any Company Stock Plan or authorize cash payments in exchange for any Company Warrant or any option granted under any of such plans, except as required by the terms of such plans or any related agreements in effect as of the date of this Agreement;

      (b) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase or otherwise acquire, directly or indirectly, any shares of its capital stock;

      (c) Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of Company Common Stock pursuant to the exercise of the Company Warrants or options outstanding on the date of this Agreement under the Company Stock Plans;

      (d) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets (other than inventory and other items in the ordinary course of business and consistent with past practice);

      (e) Sell, lease, license or otherwise dispose of any of its properties or assets;

      (f) (i) Increase or agree to increase the compensation payable or to become payable to its officers or employees, (ii) grant any severance or termination pay to, or enter into any employment or severance agreements with, any employees or officers, (iii) enter into any collective bargaining agreement,
(iv) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination or severance or other plan, trust, fund, policy or arrangement for the benefit of any directors, officers or employees or
(v) forgive any indebtedness of any employee to the Company or any of its Subsidiaries;

      (g) Amend or propose to amend its charter or bylaws, except as contemplated by this Agreement;

      (h) Incur any indebtedness for borrowed money, make any loans to any person or entity or guarantee any debt securities of others;

      (i) Initiate, compromise, or settle any material litigation or arbitration proceeding;

      (j) Modify, amend or terminate any contract that is material to the Company and its Subsidiaries taken as a whole, or waive, release or assign any material rights or claims;

      (k) Make or rescind any Tax election, settle or compromise any Tax liability or amend any Tax return;

      (l) Change its methods of accounting as in effect at June 30, 1999 except as required by generally accepted accounting principles;

      (m) Make or commit to make any capital expenditures that exceed the capital budget furnished by the Company to Parent;

      (n) License any intellectual property rights to or from any third party;

      (o) Close any facility or office;

      (p) Invest funds in debt securities or other instruments maturing more than 90 days after the date of investment;

      (q) Initiate any new clinical trials or any new phase of any ongoing clinical trials;

      (r) Adopt or implement any stockholder rights plan that could have the effect of impeding or restricting the consummation of the transactions contemplated hereby; or

      (s) Take, or agree in writing or otherwise to take, any of the actions described in paragraphs (a) through (r) above.

      Section 5.02 Cooperation. Subject to compliance with applicable law, from the date hereof until the Effective Time, the Company and each of its Subsidiaries shall make its officers available to confer on a regular and frequent basis with one or more representatives of Parent to report on the general status of ongoing operations and shall promptly provide Parent or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby.

      Section 5.03 Confidentiality. The parties acknowledge that Parent and the Company have previously executed a Confidential Disclosure Agreement dated as of October 4, 1999 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms, except as expressly modified herein.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

      Section 6.01 No Solicitation.

      (a) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, the Company and its Subsidiaries shall not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, tender offer, sale of shares of capital stock (excluding sales pursuant to existing employee and director stock plans) or similar transaction involving the Company or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to or recommend any Acquisition Proposal; provided, however, that so long as the Company and its Subsidiaries have not breached this Section 6.01, nothing contained in this Agreement shall prevent the Company or its Board of Directors, from:

      (A) furnishing non-public information to, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal that would result in the acquisition of more than 50% of the combined voting power of the shares of the Company then outstanding or all or substantially all of the consolidated assets of the Company and its Subsidiaries by such person or entity or recommending such an unsolicited bona fide written Acquisition Proposal to the stockholders of the Company, if and only to the extent that

            (1) the Board of Directors of the Company believes in good faith (after consultation with its financial advisor) that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and would, if consummated, result in a transaction more favorable than the transaction contemplated by this Agreement (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and the Company's Board of Directors determines in good faith after consultation with outside legal counsel that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law;

            (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality agreement with terms no less favorable to such party than those contained in the Confidentiality Agreement; and

            (3) prior to recommending a Superior Proposal, the Company provides Parent with at least five business days' prior notice of its proposal to do so, during which time Parent may make, and in such event the Company shall consider, a counterproposal to such Superior Proposal, and the Company shall itself and shall cause its financial and legal advisors to negotiate on its behalf in good faith with Parent with respect to the terms and conditions of such counterproposal; or

            (B) complying with Rule 14d-9 and 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

      (b) The Company will, and will cause its representatives and agents to, immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore of the nature described in Section 6.01(a) and will use reasonable efforts to obtain the return of any confidential information furnished to any such parties.

      (c) The Company shall notify Parent immediately after receipt by the Company (or its advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of the Company by any person or entity that informs the Company that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. The Company shall continue to keep Parent informed, on a current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated.

      (d) Nothing in this Section 6.01 shall (i) permit the Company to terminate this Agreement (except as specifically provided in Section 8.01 hereof), (ii) permit the Company to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, the Company shall not enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement of the type referred to in Section 6.01(a) above)) or (iii) affect any other obligation of the Company under this Agreement.

      (e) Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Section 6.01 by any representative or affiliates of the Company, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Section 6.01 by the Company.

      Section 6.02 Proxy Statement/Prospectus; Registration Statement.

      (a) As promptly as practical after the execution of this Agreement, Parent and the Company shall prepare and file with the SEC the Joint Proxy Statement, and Parent shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus, provided that Parent may delay the filing of the Registration Statement until approval of the Joint Proxy Statement by the SEC. Parent and the Company shall use all reasonable efforts to cause the Registration Statement to become effective as soon after such filing as practicable. Each of Parent and the Company will respond to any comments of the SEC and will use its respective commercially reasonable efforts to have the Joint Proxy Statement cleared by the SEC and the Registration Statement declared effective under the Securities Act as promptly as practicable after such filings and will cause the Joint Proxy Statement and the prospectus contained within the Registration Statement to be mailed to its stockholders at the earliest practicable time after both the Proxy Statement is cleared by the SEC and the Registration Statement is declared effective under the Securities Act. Each of Parent and the Company will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Joint Proxy Statement or any filing pursuant to Section 6.02(b) or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Joint Proxy Statement, the Merger or any filing pursuant to Section 6.02(b). Each of Parent and the Company will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.02 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Joint Proxy Statement, the Registration Statement or any filing pursuant to Section 6.02(b), Parent or the Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Parent and/or the Company, such amendment or supplement.

      (b) Parent and the Company shall make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

      Section 6.03 Nasdaq Quotation. The Company agrees to use commercially reasonable efforts to continue the quotation of Company Common Stock on the Nasdaq National Market during the term of this Agreement.

      Section 6.04 Access to Information. Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to Parent's officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Unless otherwise required by law, Parent will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section
6.04 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

      Section 6.05 Stockholders Meetings.

      (a) The Company, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Certificate of Incorporation and Bylaws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date on which the Registration Statement becomes effective the Company Meeting for the purpose of voting to approve and adopt this Agreement and the Merger (the "Company Voting Proposal"). The Board of Directors of the Company shall (i) recommend approval and adoption of the Company Voting Proposal by the stockholders of the Company and include in the Joint Proxy Statement such recommendation and (ii) take all reasonable and lawful action to solicit and obtain such approval; provided, however, that in the context of an Acquisition Proposal the Board of Directors of the Company may withdraw such recommendation if (but only if) (i) the Board of Directors of the Company has received a Superior Proposal, (ii) such Board of Directors upon advice of its outside legal counsel determines that it is required, in order to comply with its fiduciary duties under applicable law, to recommend such Superior Proposal to the stockholders of the Company, and (iii) the Company has complied with the provisions of Section 6.01.

      (b) Parent, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Certificate of Incorporation and Bylaws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date on which the Registration Statement becomes effective, the Parent Meeting for the purpose of voting to approve the issuance of the shares of Parent Common Stock to be issued in the Merger (the "Parent Voting Proposal"). The Board of Directors of Parent shall (i) recommend approval of the Parent Voting Proposal and include in the Joint Proxy Statement such recommendation and (ii) take all reasonable and lawful action to solicit and obtain such approval; provided that Parent may withdraw such recommendation if the Board of Directors upon advice of its outside legal counsel determines that it is required to do so to comply with its fiduciary duties.

      (c) The persons listed on Schedule 6.05(c) have each executed and delivered a Stockholder Voting Agreement to Parent and Sub concurrently with the signing of this Agreement.

      Section 6.06 Legal Conditions to Merger.

      (a) Subject to the terms hereof, the Company and Parent shall use their respective commercially reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company or Parent or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including, without limitation, the Merger,
(iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder, and (C) any other applicable law and (iv) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The Company and Parent shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The Company and Parent shall use their respective commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Joint Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement.

      (b) Subject to the terms hereof, Parent and the Company agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective commercially reasonable efforts to obtain any government clearances or approvals required for Closing under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign law or, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively "Antitrust Laws"), to respond to any government requests for information under any Antitrust Law, and to contest and resist any action, including any legislative, administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) (an "Order") that restricts, prevents or prohibits the consummation of the Merger or any other transactions contemplated by this Agreement under any Antitrust Law. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law. Parent shall be entitled to direct any proceedings or negotiations with any Governmental Entity relating to any of the foregoing, provided that it shall afford the Company a reasonable opportunity to participate therein. Notwithstanding anything to the contrary in this Section 6.06, neither Parent nor any of its Subsidiaries shall be required to (i) divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation, that could reasonably be expected to have a material adverse effect on Parent or on Parent combined with the Company after the Effective Time, or (ii) take any action under this Section 6.06 if the United States Department of Justice or the United States Federal Trade Commission authorizes its staff to seek a preliminary injunction or restraining order to enjoin consummation of the Merger.

      (c) Each of the Company and Parent shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their commercially reasonable efforts to obtain any third party consents related to or required in connection with the Merger that are (A) necessary to consummate the transactions contemplated hereby, (B) disclosed or required to be disclosed in the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, or
(C) required to prevent a Company Material Adverse Effect or a Parent Material Adverse Effect from occurring prior to or after the Effective Time.

      Section 6.07 Public Disclosure. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement, except as may be required by law.

      Section 6.08 Tax-Free Reorganization. Parent and the Company shall each use its best efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a plan of reorganization.

      Section 6.09 Affiliate Agreements. Upon the execution of this Agreement, the Company will provide Parent with a list of those persons who are, in the Company's respective reasonable judgment, "affiliates" of the Company, within the meaning of Rule 145 (each such person who is an "affiliate" of the Company within the meaning of Rule 145 is referred to as an "Affiliate") promulgated under the Securities Act ("Rule 145"). The Company shall provide Parent such information and documents as Parent shall reasonably request for purposes of reviewing such list and shall notify Parent in writing regarding any change in the identity of its Affiliates prior to the Closing Date. The Company shall deliver or cause to be delivered to Parent by October 31, 1999 (and in any case prior to the mailing of the Joint Proxy Statement) from each of its Affiliates, an executed Affiliate Agreement, in substantially the form appended hereto as Exhibit C (collectively, the "Affiliate Agreements"). Parent shall be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by such Affiliates of the Company pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Affiliate Agreements (provided that such legends or stop transfer instructions shall be removed, two years after the Effective Date, upon the request of any stockholder that is not then an Affiliate of Parent).

      Section 6.10 Nasdaq Listing. Parent shall use commercially reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be listed on the Nasdaq National Market, subject to official notice of issuance, on or prior to the Closing Date.

      Section 6.11 Stock Plans and Warrants.

      (a) At the Effective Time, by virtue of the Merger, the Company Stock Plans shall be assumed by Parent. At the Effective Time, each outstanding option to purchase shares of the Company Common Stock ( "Company Stock Option") under the Company Stock Plans, whether vested or unvested, and each Company Warrant, shall be deemed to constitute an option or warrant to acquire, on the same terms and conditions as were applicable under such Company Stock Option or Company Warrant, the same number of shares of Parent Common Stock as the holder of such Company Stock Option or Company Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such option or Company Warrant in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded upward to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of Company Common Stock purchasable pursuant to such Company Stock Option or Company Warrant immediately prior to the Effective Time divided by (z) the number of full shares of Parent Common Stock deemed purchasable pursuant to such Company Stock Option or Company Warrant in accordance with the foregoing.

      (b) As soon as practicable after the Effective Time, Parent shall deliver to the participants in Company Stock Plans and holders of Company Warrants appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to Company Stock Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.11 after giving effect to the Merger).

      (c) Parent shall reserve for issuance a sufficient number of shares of Parent Common Stock for delivery under Company Stock Plans assumed in accordance with this Section 6.11. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Parent Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

      (d) The Company shall terminate its Employee Stock Purchase Plan in accordance with its terms as of or prior to the Effective Time. The Company shall not commence a new offering under its Employee Stock Purchase Plan after the date of this Agreement.

      (e) The Company shall, prior to December 31, 1999, accelerate unvested non-statutory options held by Christopher K. Mirabelli and Augustine Lawlor as and to the extent requested by Parent and consented to by the Company, such consent not to be unreasonably withheld.

      Section 6.12 Brokers or Finders. Each of Parent and the Company represents, as to itself, its Subsidiaries and its Affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement except as set forth on the Company's Disclosure Schedule (in the case of the Company) or in Schedule 6.12 (in the case of Parent).

      Section 6.13 Indemnification.

      (a) From and after the Effective Time, Parent shall, to the fullest extent permitted by law, cause the Surviving Corporation, for a period of six years from the Effective Time, to honor all of the Company's obligations to indemnify and hold harmless each present and former director and officer of the Company (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the extent that such obligations to indemnify and hold harmless exist on the date of this Agreement.

      (b) For a period of three years after the Effective Time, Parent shall cause the Surviving Corporation to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to Parent) with coverage in amount and scope at least as favorable to such persons as the Company's existing coverage; provided, that in no event shall Parent or the Surviving Corporation be required to expend in excess of 150% the annual premium currently paid by the Company for such coverage.

      Section 6.14 Notification of Certain Matters. The Parent will give prompt notice to the Company, and the Company will give prompt notice to Parent, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of Parent and Sub or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

      Section 6.15 Comfort Letters from the Company's Accountants. The Company shall use reasonable efforts to cause to be delivered to Parent and the Company a letter of Arthur Andersen LLP, the Company's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and addressed to Parent, in form reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement.

      Section 6.16 Stockholder Litigation. Until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company or its Board of Directors relating to this Agreement or any of the transactions contemplated by this Agreement, and shall not settle any such litigation without Parent's prior written consent, which will not be unreasonably withheld or delayed.

      Section 6.17 Relationship with Partners. The Company shall use commercially reasonable efforts to preserve the goodwill of its license and collaboration partners through the Closing Date.

      Section 6.18 Employee Matters.

      (a) Applicability. The provisions of this Section 6.18 shall apply to each employee of the Company as of the Effective Time (each a "Company Employee" and, collectively, the "Company Employees"), except Christopher K. Mirabelli and Augustine Lawlor whose employment with the Parent shall in all respects be governed by the employment agreements referred to in Section 7.02(f). Nothing in this Section 6.18 shall be construed to limit the right of Parent to (i) terminate, for any reason or no reason, with or without cause, at any time after the Effective Time, the employment of any Company Employee who remains an employee of the Surviving Corporation or becomes an employee of Parent or (ii) change the terms or conditions of employment of any Company Employee who remains an employee of the Surviving Corporation or becomes an employee of Parent.

      (b) Employee Benefit Plans. Parent shall enroll the Company Employees in Parent's employee benefit plans, effective as of the Effective Time (or as soon as practicable thereafter), including, as applicable, its medical plan, dental plan, life insurance plan and disability plan, under the same coverage applicable to similarly situated employees of Parent, giving such Company Employees service credit for their employment with the Company for eligibility and vesting purposes for all of Parent's employee benefit plans (including without limitation health coverage and vacation plans), as if such service had been performed with Parent and waiving any preexisting condition exclusion with respect to Parent's medical plan, to the extent that such preexisting condition would have been covered under the Company's plan. Parent shall use commercially reasonable efforts to credit each Company Employee with deductible payments and co-payments paid by such Company Employee under the Company's healthcare plans in 2000 prior to the Effective Time for purposes of determining the extent to which any such Company Employee has satisfied his or her deductible and whether he or she has reached the out-of-pocket maximum under Parent's medical plan for such plan year. Parent shall give credit to each Company Employee that becomes an employee of Parent for earned but unused vacation and accrued vacation.

      (c) Severance. In the event that, at any time on or after the Effective Date and prior to the first anniversary of the date on which the Effective Time occurs, Parent or the Surviving Corporation shall terminate without Cause (as defined in Section 6.18(d) below) the employment of any Company Employee or any Company Employee terminates his or her employment with Parent or the Surviving Corporation for Good Reason (as defined in Section 6.18(d)), then Parent shall provide to any such Company Employee during his or her Applicable Severance Period (as defined in Section 6.18(d)) the following severance benefits:

            (1) Parent shall continue to pay to any such Company Employee his or her salary at the level in effect on the effective date of termination; and

            (2) To the extent permissible under law and the terms of the applicable plan, Parent shall continue to provide to any such Company Employee all employee benefits to which such Company Employee was entitled or in which such Company Employee was participating on the effective date of termination;

provided, however, that Parent and the Surviving Corporation shall not be obligated to provide the foregoing severance benefits to any Company Employee unless such Company Employee executes and delivers to Parent an agreement containing non-solicitation provisions in the form attached to the Parent Disclosure Schedule as Section 6.18 thereof and appropriate releases of claims by the Company Employee.

      (d) Definitions. For purposes of this Agreement, the following terms shall have the meaning provided therefor below:

      "Applicable Severance Period" shall mean (1) in the case of any Company Employee that is listed on Schedule 6.18 as a Senior Vice President of the Company on the date hereof, a period of 12 months after the effective date of termination of his or her employment, (2) in the case of any Company Employee that is listed on Schedule 6.18 as a Vice President of the Company on the date hereof, a period of nine months after the effective date of termination of his or her employment, (3) in the case of any Company Employee that is listed on
Schedule 6.18 as a Director of the Company on the date hereof, a period of six months after the effective date of termination of his or her employment, and (4) in the case of any other Company Employee, a period of three months after the effective date of termination of his or her employment.

      "Cause" shall mean that any one or more of the following has occurred:

      (i) the Employee shall have committed an act of theft, dishonesty, gross dereliction of duty, fraud, embezzlement, misappropriation or breach of fiduciary duty against Parent or the Surviving Corporation, or has disclosed trade secrets or proprietary information of or committed any other act of material misconduct against Parent or the Surviving Corporation; or

      (ii) the Employee shall have been convicted by a court of competent jurisdiction of, or pleaded guilty or nolo contendere to, any felony or any crime involving dishonesty; or

      (iii) the Employee shall have failed to carry out his or her reasonably assigned duties after written notice of such failure and a reasonable opportunity (which shall not exceed 10 days) to cure such failure.

      "Good Reason" shall mean (i) any reduction in the Employee's salary as in effect immediately prior to such reduction or (ii) the relocation of the Employee, without the Employee's consent, outside the vicinity of the greater Boston area in Massachusetts.

      (e) Third Party Beneficiaries. Each Company Employee is an intended third party beneficiary of the provisions of Section 6.18(c) and shall be entitled to enforce the provisions of Section 6.18(c) to the same extent as if such Company Employee were a party to this Agreement.

      Section 6.19 Board Representation. At the effective Time, Parent shall expand the Board of Directors by one director and Christopher K. Mirabelli shall be elected by the Board of Directors of Parent as a Class I director to fill the vacancy created thereby. In addition, subject to its fiduciary duties under the DGCL, the Board of Directors of the Company shall nominate Mr. Mirabelli for reelection as a Class I director at the Company's annual meeting of stockholders in 2000. If Mr. Mirabelli shall for any reason cease to be a director of the Company prior to the Company's annual meeting of stockholders in 2003, the Board of Directors of Parent shall in good faith consider replacing Mr. Mirabelli with another person who is serving as a director of the Company on the date of this Agreement.

      Section 6.20 401(k) Plan. Prior to the Effective Time, the Company shall take all action required to amend its 401(k) Plan such that such 401(k) Plan does not cover any of the employees of Parent or its ERISA Affiliates other than the Company or any of the Company's Subsidiaries.

                                   ARTICLE VII

                              CONDITIONS TO MERGER

      Section 7.01 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

      (a) Stockholder Approvals. The Company Voting Proposal shall have been approved and adopted by the affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Meeting and the Parent Voting Proposal shall have been approved by the affirmative vote of the holders of a majority of the shares of Parent Common Stock voted at the Parent Meeting at which a quorum is present.

      (b) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

      (c) Governmental Approvals. Other than the filing provided for by Section 1.02, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity, the failure of which to file, obtain or occur is reasonably likely to have a Parent Material Adverse Effect or a Company Material Adverse Effect, shall have been filed, been obtained or occurred.

      (d) Registration Statement. The Registration Statement shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

      (e) No Injunctions. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (each an "Order") or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

      (f) Nasdaq. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

      Section 7.02 Additional Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Parent and Sub:

      (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except (other than with respect to Section 3.02) for (i) changes contemplated by this Agreement and (ii) where the failures to be true and correct, individually or in the aggregate and without regard to any qualifications as to materiality or Company Material Adverse Effect contained in such representations and warranties, have not had and are not reasonably likely to have a Company Material Adverse Effect; and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

      (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

      (c) Tax Opinion. Parent shall have received a written opinion from Hale and Dorr LLP, counsel to Parent, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code; provided that if Hale and Dorr LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if Bingham Dana LLP renders such opinion to Parent (it being agreed that Parent and the Company shall each provide reasonable cooperation, including making reasonable representations, to Bingham Dana LLP or Hale and Dorr LLP, as the case may be, to enable them to render such opinion).

      (d) Third Party Consents. The Company shall have obtained (i) all consents and approvals of third parties referred to in Section 3.03(c) and 3.09(c) of the Company Disclosure Schedule and (ii) any other consent or approval of any third party (other than a Governmental Entity) the failure of which to obtain, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.

      (e) Resignations. Parent shall have received copies of the resignations, effective as of the Effective Time, of each director of the Company and its Subsidiaries.

      (f) Employment Agreements. The Employment Agreements between Parent and each of Messrs. Mirabelli and Lawlor, dated as of the date hereof, shall be in full force and effect.

      Section 7.03 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

      (a) Representations and Warranties. The representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for, (i) changes contemplated by this Agreement and (ii) where the failures to be true and correct, individually or in the aggregate and without regard to any qualifications as to materiality or Parent Material Adverse Effect contained in such representations and warranties, have not had and are not reasonably likely to have a Parent Material Adverse Effect; and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief financial officer of Parent to such effect.

      (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the chief executive officer or the chief financial officer of Parent to such effect.

      (c) Tax Opinion. The Company shall have received the opinion of Bingham Dana LLP, counsel to the Company, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code; provided that if Bingham Dana, LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if Hale and Dorr LLP renders such opinion to the Company (it being agreed that Parent and the Company shall each provide reasonable cooperation, including making reasonable representations, to Bingham Dana LLP or Hale and Dorr LLP, as the case may be, to enable them to render such opinion).

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

      Section 8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.01(b) through 8.01(g), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or Parent:

      (a) by mutual written consent of Parent and the Company; or

      (b) by either Parent or the Company if the Merger shall not have been consummated on or before April 30, 2000 (the "Outside Date") (provided that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

      (c) by either Parent or the Company if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

      (d) by Parent or the Company if (x) at the Company Meeting (including any adjournment or postponement), the requisite vote of the stockholders of the Company in favor of the Company Voting Proposal shall not have been obtained; or if (y) at the Parent Meeting (including any adjournment or postponement), the requisite vote of the stockholders of Parent in favor of the Parent Voting Proposal shall not have been obtained (provided that the right to terminate this Agreement under this Section 8.01(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure to obtain the approval of the Company Voting Proposal or Parent Voting Proposal, as applicable); or

      (e) by Parent, if (i) the Board of Directors of the Company shall have failed to recommend approval of the Company Voting Proposal in the Joint Proxy Statement or shall have withdrawn or modified its recommendation of the Company Voting Proposal; (ii) Parent requests in writing that the Board of Directors of the Company reconfirm its recommendation of this Agreement or the Merger and the Board of Directors of the Company fails to do so within five business days after its receipt of Parent's request; (iii) the Board of Directors of the Company shall have approved or recommended to the stockholders of the Company an Acquisition Proposal; (iv) a tender offer or exchange offer for outstanding shares of Company Common Stock is commenced (other than by Parent or an Affiliate of Parent) and the Board of Directors of the Company recommends that the stockholders of the Company tender their shares in such tender or exchange offer or, within 10 days after such tender or exchange offer, fails to recommend against acceptance of such offer or takes no position with respect to the acceptance thereof; (v) the Company shall have breached (or be deemed to have breached) the provisions of Section 6.01; or (vi) for any reason the Company fails to call and hold the Company Meeting as required by Section 6.05(a); or

      (f) by the Company, if (i) the Board of Directors of Parent shall have failed to recommend approval of the Parent Voting Proposal in the Joint Proxy Statement or shall have withdrawn or modified its recommendation of the Parent Voting Proposal; (ii) the Company requests in writing that the Board of Directors of Parent reconfirm its recommendation of the

Parent Voting Proposal and the Board of Directors of Parent fails to do so within five business days after its receipt of the Company's request; or (iii) for any reason Parent fails to call and hold the Parent Meeting as required by
Section 6.05(b); or

      (g) by Parent or the Company, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in
Section 7.02(a) or (b) (in the case of termination by Parent) or 7.03(a) or (b) (in the case of termination by the Company) not to be satisfied, and (ii) shall not have been, or is not capable of being, cured within 15 days following receipt by the breaching party of written notice of such breach from the other party.

      Section 8.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Parent, the Company, Sub or their respective officers, directors, stockholders or Affiliates, except as set forth in Sections 5.03, 6.12, 8.03 and Article IX; provided that any such termination shall not limit liability for any willful breach of this Agreement (which includes without limitation the making of any representation or warranty by a party in this Agreement that the party knew was not true and accurate when made) and the provisions of Sections 5.03, 6.12, 8.03 and Article IX of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

      Section 8.03 Fees and Expenses.

      (a) Except as set forth in this Section 8.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided however, that the Company and Parent shall share equally all fees and expenses, other than attorneys' fees, incurred with respect to the printing and filing of the Joint Proxy Statement (including any related preliminary materials) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

      (b) The Company shall pay Parent up to $1,500,000 as reimbursement for expenses of Parent actually incurred relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of Parent's counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors), upon the termination of this Agreement (i) by Parent or the Company pursuant to Section 8.01(d)(x), (ii) by Parent pursuant to Section 8.01(e), (iii) by Parent or the Company pursuant to Section 8.01(b) if the failure to satisfy the condition set forth in Section 7.02(a) by the Outside Date shall have resulted in the Closing not occurring, or
(iv) by Parent pursuant to Section 8.01(g).

      (c) The Company shall pay Parent a termination fee of $25,600,000 upon (except as otherwise provided in the proviso to clause (iii) below) the earliest to occur of the following events:

            (i) the termination of this Agreement by Parent pursuant to Section 8.01(e); or

            (ii) the termination of this Agreement by Parent pursuant to Section 8.01(g) after a breach by the Company of this Agreement; or

            (iii) the termination of the Agreement by Parent or the Company pursuant to Section 8.01(d)(x) as a result of the failure to receive the requisite vote for approval of the Company Voting Proposal by the stockholders of the Company at the Company Meeting if, at the time of such failure, there shall have been announced an Alternative Transaction relating to the Company which shall not have been absolutely and unconditionally withdrawn and abandoned; provided, however, that if (A) the Alternative Transaction is a tender offer or exchange offer, (B) neither the Company nor any of its Affiliates enters into any contract or agreement with the bidder or any Affiliate of the bidder relating to such tender offer or exchange offer and (C) the Board of Directors of the Company recommends against acceptance of such tender offer or exchange offer, then the termination fee specified in this
Section 8.03(c) shall only be payable by the Company if, within one year of the date of termination pursuant to this Section 8.03(c)(iii), (x) an Alternative Transaction is closed or (y) the Company enters into a binding agreement relating to an Alternative Transaction, in which event the termination fee shall be payable by the Company on the first to occur of (x) or (y).

      (d) Parent shall pay the Company up to $1,500,000 as reimbursement for expenses of the Company actually incurred relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, but excluding any discretionary fees paid to such financial advisors), upon the termination of this Agreement (i) by the Company or Parent pursuant to
Section 8.01(d)(y), (ii) by the Company pursuant to Section 8.01(f), (iii) by Parent or the Company pursuant to Section 8.01(b) if the failure to satisfy the condition set forth in Section 7.03(a) by the Outside Date shall have resulted in the Closing not occurring, or (iv) by the Company pursuant to Section 8.01(g).

      (e) Parent shall pay the Company a termination fee of $25,600,000 upon the termination of this Agreement by the Company pursuant to Section 8.01(f) or pursuant to Section 8.01(g) after a breach by Parent of this Agreement.

      (f) The expenses and fees, if applicable, payable pursuant to Section 8.03(b), 8.03(c), 8.03(d) and 8.03(e) shall be paid within one business day after demand therefor following the first to occur of the events giving rise to the payment obligation described in Section 8.03(b), 8.03(c)(i), (ii) or (iii), 8.03(d) or 8.03(e). If one party fails to promptly pay to the other any expense reimbursement or fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Fleet Bank, N.A. plus five percent per annum, compounded quarterly, from the date such expense reimbursement or fee was required to be paid.

      (g) As used in this Agreement, "Alternative Transaction" means (i) a transaction pursuant to which any person (or group of persons) other than Parent or its affiliates (a "Third Party"), acquires more than 10% of the outstanding shares of Company Common Stock pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires more than 10% of the outstanding shares of Company Common Stock or of the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of the Company and the entity surviving any merger or business combination including any of them) of the Company having a fair market value equal to more than 10% of the fair market value of all the assets of the Company immediately prior to such transaction, or (iv) any public announcement by a Third Party of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

      Section 8.04 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or of Parent, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      Section 8.05 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                   ARTICLE IX

                                  MISCELLANEOUS

      Section 9.01 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Articles I and II, Sections 6.11, 6.12, 6.13, 6.18(c), 6.18(e), 6.20 and Article IX, and the agreements of the Affiliates delivered pursuant to Section 6.09. The Confidentiality Agreement shall survive the execution and delivery of this Agreement.

      Section 9.02 Notices. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service for next business day delivery, in each case to the intended recipient as set forth below:

            (a)   if to Parent or Sub, to

                  Millennium Pharmaceuticals, Inc.
                  75 Sidney Street
                  Cambridge, MA 02139
                  Attn: Jack Douglas, Esq.
                  with a copy to:

                  Hale and Dorr LLP
                  60 State Street
                  Boston, MA  02109
                  Attn: David E. Redlick, Esq.
                  Telecopy:  (617) 526-5000

            (b)   if to the Company, to

                  Leukosite, Inc.
                  215 First Street
                  Cambridge, MA 01748
                  Attn: Christopher K. Mirabelli

                  with a copy to:

                  Bingham Dana LLP
                  150 Federal Street
                  Boston, MA  02110-1713
                  Attn: Julio E. Vega, Esq.
                  Telecopy:  (617) 951-8736

Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

      Section 9.03 Interpretation. When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to October 14, 1999. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation."

      Section 9.04 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

      Section 9.05 Entire Agreement; No Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as expressly provided in Sections 6.11, 6.13, 6.18(c), 6.18(e) and 6.20 are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreement shall remain in full force and effect until the Effective Time. Each party hereto agrees that, except for the representations and warranties contained in this Agreement, neither the Company nor Parent makes any other representations or warranties, and each hereby disclaims any other representations and warranties made by itself or any of its officers, directors, employees, agents, financial and legal advisors or other representatives, with respect to the execution and delivery of this Agreement or the transactions contemplated hereby, notwithstanding the delivery or disclosure to the other or the other's representatives of any documentation or other information with respect to any one or more of the foregoing.

      Section 9.06 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

      Section 9.07 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      Section 9.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

      Section 9.09 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

      Section 9.10 WAIVER OF JURY TRIAL. EACH OF PARENT, THE COMPANY AND SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, THE COMPANY OR SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

      Section 9.11 Elimination of Parent Voting Proposal. Notwithstanding anything in this Agreement to the contrary, in the event that no vote of Parent's stockholders is required for the issuance of Parent Common Stock pursuant to Section 2.01 above, then, at the election of the Parent in its sole discretion: (i) the provisions of this Agreement which require Parent to call, give notice of, convene and hold a stockholders meeting, and Section 7.01(a), to the extent relating to the approval of the Parent Voting Proposal, shall be deemed satisfied, and all references in this Agreement to a Joint Proxy Statement shall be deemed to refer only to the Proxy Statement to be sent to Company stockholders; (ii) for all purposes of this Agreement, Parent shall be treated as having recommended approval of the Parent Voting Proposal at all times and the stockholders of Parent will be deemed to have approved the Parent Voting Proposal; and (iii) no representation or warranty of Parent stating that the Parent Voting Proposal is required will be treated as untrue.

      IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                          Millennium Pharmaceuticals, Inc.


                                          By:    /s/ Mark Levin
                                               ---------------------------
                                          Name:  Mark Levin
                                          Title: Chief Executive Officer
                                                --------------------------


                                          ANM, Inc.


                                          By:    /s/ John Maraganore
                                               ---------------------------
                                          Name:  John Maraganore
                                          Title: President
                                                 -------------------------


                                          Leukosite, Inc.


                                          By:  /s/ Christopher K. Mirabelli
                                               ----------------------------
                                          Name:  Christopher K. Mirabelli
                                          Title: Chief Executive Officer
                                                 --------------------------

      The undersigned, being the duly elected Secretary or Assistant Secretary of Sub, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding shares of capital stock of Sub entitled to vote on this Agreement.


   /s/ John Douglas
---------------------------
Name:  John Douglas
Title: Secretary

      The undersigned, being the duly elected Secretary or Assistant Secretary of the Company, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding shares of capital stock of the Company entitled to vote on this Agreement.


---------------------------
Name:
Title: